UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification No.)

3400 Douglas Boulevard, Suite 285
Roseville, California 95661-3875
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of LDK Subsidiaries

On March 30, 2015, SPI China (HK) Limited, a wholly owned subsidiary of Solar Power, Inc. (the “Company”), entered into a share purchase agreement (the “LDK Subsidiaries Share Purchase Agreement”) with LDK Solar Europe Holding S.A., a Luxemburg corporation, and LDK Solar USA, Inc., a California corporation (collectively, the “LDK Sellers”). Pursuant to the LDK Subsidiaries Share Purchase Agreement, SPI China (HK) Limited agreed to purchase from the Sellers (i) 100% equity interest in LD THIN S.R.L, a limited liability company incorporated in Italy, (ii) 54.1% equity interest in LAEM S.R.L, a limited liability company incorporated in Italy, and (iii) 100% equity interest in North Palm Springs Investments, LLC, a limited liability company incorporated in California, for an aggregate cash consideration of US$2,390,000. SPI China (HK) Limited will also assume certain indebtedness contemplated in the LDK Subsidiaries Share Purchase Agreement up to a maximum amount to be agreed upon among SPI China (HK) Limited and the LDK Sellers prior to the closing date of the transaction. The transaction is subject to several closing conditions including completion of satisfactory due diligence.

Acquisition of Solar Juice

On March 31, 2015, SPI China (HK) Limited entered into a share purchase agreement (the “Solar Juice Share Purchase Agreement”) with Andrew Burgess, a citizen of Australia as trustee on the terms of the Burgess Absolutely Entitled Trust, Rami Fedda, a citizen of Australia as trustee on the terms of the Fedda Absolutely Entitled Trust, and Allied Energy Holding Pte Ltd, a company incorporated in Singapore and associated with Simon Tan, a citizen of Singapore (collectively, the “Solar Juice Sellers”). Pursuant to the Solar Juice Share Purchase Agreement, SPI China (HK) Limited agreed to purchase from the Solar Juice Sellers 80% of the equity interest in Solar Juice Pty Ltd, an Australian proprietary company limited by shares, for an aggregate consideration of approximately US$25.5 million to be settled with the Company’s shares of common stock, subject to customary closing conditions and other terms and conditions set forth in the Solar Juice Share Purchase Agreement.

The foregoing summary of the terms and conditions of the LDK Subsidiaries Share Purchase Agreement and the Solar Juice Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.1 and 10.2, which are incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 30, 2015, the Board of Directors (the “Board”) of the Company, based on a recommendation from management, determined that the Company’s condensed consolidated financial statements for the quarterly period ended September 30, 2014 (the “3Q 2014 Financial Statements,” filed with the Securities and Exchange Commission on November 13, 2014) should no longer be relied on and should be restated.

Specifically, the Board determined that in the 3Q 2014 Financial Statements, the Company inappropriately recognized revenue related to the sale of a solar project in the U.S. for the three-month period ended September 30, 2014 resulting from inadvertent misapplication of U.S. GAAP in analyzing the related construction contract with respect to the project by using the percentage-of-completion method of accounting, which should be accounted for under the rules of real estate accounting and the related revenue should be recognized using full accrual method when the Company does not retain a substantial continuing involvement with the property. As the Company had not been released from substantial continuing involvement as of September 30, 2014, no revenue arising out of the sale of this project could be recognized in accordance with the full accrual rule under U.S. GAAP. Therefore, the management decided to restate the Company’s consolidated balance sheets as of September 30, 2014 and consolidated statements of income for the three-month and nine-month periods ended September 30, 2014 to reflect correction of the foregoing error as follows:

Balance Sheet as of September 30, 2014

	As Filed	Effect of Restatement	Restated

Costs and estimated earnings in excess of billings on uncompleted contracts	22,705	(4,005)	18,700
Construction in progress	27,306	3,429	30,735
Total assets	112,856	(576)	112,280
Accumulated deficit	(65,951)	(576)	(66,527)
Total stockholders’ equity	51,674	(576)	51,098

Statement of Operations for the Three Months Ended September 30, 2014

	As Filed	Effect of Restatement	Restated
Net sales	26,651	(4,005)	22,646
Cost of goods sold	21,209	(3,429)	17,780
Gross profit	5,442	(576)	4,866
Net loss	(7,707)	(576)	(8,283)
Comprehensive loss	(7,705)	(576)	(8,281)
Net loss per common share:
Basic and Diluted	(0.02)	-	(0.02)

Statement of Operations for the Nine Months Ended September 30, 2014

	As Filed	Effect of Restatement	Restated
Net sales	36,593	(4,005)	32,588
Cost of goods sold	30,393	(3,429)	26,964
Gross profit	6,200	(576)	5,624
Net loss	(9,877)	(576)	(10,453)
Comprehensive loss	(10,023)	(576)	(10,599)
Net loss per common share:
Basic and Diluted	(0.04)	-	(0.04)

Statement of Cash Flows for the Nine Months Ended September 30, 2014

	As Filed	Effect of Restatement	Restated

Net cash from operating activities:
Net loss	(9,877)	(576)	(10,453)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	781	-	781
Amortization	429	-	429
Stock-based compensation expense	208	-	208
Loss on extinguishment of convertible bonds	8,907	-	8,907
Non-cash interest expense	1,406	-	1,406
Change in fair value of derivative liability	(310)	-	(310)
Operating income from solar system subject to financing obligation	(760)	-	(760)
Other non-cash activity	14	-	14
Changes in operating assets and liabilities:
Accounts receivable	2,395	-	2,395
Costs and estimated earnings in excess of billing on uncompleted contracts	(22,705)	4,005	(18,700)
Construction in progress	(4,163)	(3,429)	(7,592)
Inventories	(2,696)	-	(2,696)
Prepaid expenses and other assets	479	-	479
Accounts payable	7,440	-	7,440
Accounts payable, related party	(12,537)	-	(12,537)
Income taxes payable	911	-	911
Billings in excess of costs and estimated earnings on uncompleted contracts	(862)	-	(862)
Accrued liabilities and other liabilities	220	-	220
Net cash from operating activities	(30,720)	-	(30,720)
Net cash from investing activities	(354)	-	(354)
Net cash from financing activities	42,735	-	42,735
Effect of exchange rate changes on cash	97	-	97
Increase in cash and cash equivalents	11,758	-	11,758
Cash and cash equivalents at beginning of period	1,031	-	1,031
Cash and cash equivalents at end of period	12,789	-	12,789

The Board has discussed the matters disclosed above in this Item 4.02 with Crowe Horwath LLP (“Crowe”), the Company’s independent registered public accounting firm at the time when the 3Q 2014 Financial Statements were filed with the Securities and Exchange Commission on November 13, 2014, and with KPMG Huazhen (SGP), the Company’s independent registered public accounting firm for the year ended December 31, 2014. The Company intends to amend its Form 10-Q for the quarterly period ended September 30, 2014 as soon as practicable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Share Purchase Agreement by and among SPI China (HK) Limited, LDK Solar Europe Holding S.A. and LDK Solar USA, Inc. dated March 30, 2015
10.2	Share Purchase Agreement by and among SPI China (HK) Limited., Andrew Burgess, Rami Fedda and Allied Energy Holding Pte Ltd dated March 31, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC.
a California Corporation

Dated: March 31, 2015	/s/ Amy Jing Liu
Name: Amy Jing Liu
Title: Chief Financial Officer